UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
to
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Kayne Anderson Energy Development Company

(Exact Name of Registrant as Specified in Its Charter)

Maryland	—

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1100 Louisiana Street, Suite 4550 Houston, Texas	77002

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Common Stock	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐
Securities Act registration statement file number pursuant to which this form relates: 333-134829
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Explanatory Note and Incorporation By Reference
     This Amendment No. 1 to Form 8-A is being filed pursuant to the Securities Exchange Act of 1934, as amended, to include information omitted from Item 2 of the earlier Form 8-A filed June 8, 2006. The contents of Item 1 of the earlier Form 8-A are incorporated in this Form 8-A by reference.
Item 2. EXHIBITS.

Exhibit No.	Description

3(a)	Articles of Incorporation*

(a)(2)	Form of Articles of Amendment and Restatement**

(b)(2)	Amended and Restated Bylaws**

(d)	Form of Stock Certificate**

(e)	Form of Dividend Reinvestment Plan**

(h)	Form of Underwriting Agreement**

(s)	Power of Attorney***

*	Incorporated by reference herein to Exhibit (a)(1)of Registrant’s initial Form N-2 Registration Statement filed on June 8, 2006.

**	Incorporated by reference herein to the identically numbered exhibit to the Registrant’s Pre-effective amendment No. 5 to Form N-2, filed on September 18, 2006.

***	Incorporated by reference herein to the identically numbered exhibit to the Registrant’s Pre-effective amendment No. 2 to Form N-2, filed on September 1, 2006.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC.

By:	/s/ Kevin S. McCarthy*

Name:	Kevin S. McCarthy
Title:	Director, Chief Executive Officer and President
Date:	September 18, 2006

*By:	/s/ David A. Hearth

Name:	David A. Hearth, Attorney-In-Fact
(Pursuant to Power of Attorney previously filed)

EXHIBIT INDEX

Exhibit No.	Description

3(a)	Articles of Incorporation*

(a)(2)	Form of Articles of Amendment and Restatement**

(b)(2)	Amended and Restated Bylaws**

(d)	Form of Stock Certificate**

(e)	Form of Dividend Reinvestment Plan**

(h)	Form of Underwriting Agreement**

(s)	Power of Attorney***

*	Incorporated by reference herein to Exhibit (a)(1)of Registrant’s initial Form N-2 Registration Statement filed on June 8, 2006.

**	Incorporated by reference herein to the identically numbered exhibit to the Registrant’s Pre-effective amendment No. 5 to Form N-2, filed on September 18, 2006.

***	Incorporated by reference herein to the identically numbered exhibit to the Registrant’s Pre-effective amendment No. 2 to Form N-2, filed on September 1, 2006.